                                                                      EXHIBIT 21

                        COMPUTER TASK GROUP, INCORPORATED

                SUBSIDIARIES OF COMPUTER TASK GROUP, INCORPORATED

     The following is a list of all of the subsidiaries of the Registrant as of December 31, 2005. All financial statements of such subsidiaries are included in the consolidated financial statements of the Registrant, and all of the voting securities of each subsidiary are wholly-owned by the Registrant:

                                                             State/Country
                                                            or Jurisdiction
                                                           of Incorporation
                                                           ----------------
-   Computer Task Group of Delaware, Inc.                  Delaware
-   CTG of Buffalo, Inc.                                   New York
-   Computer Task Group (Holdings) Ltd.                    United Kingdom
-   Computer Task Group of Kansas, Inc. (a subsidiary      Missouri
       of Computer Task Group (Holdings) Ltd.)
-   Computer Task Group of Canada, Inc.                    Canada
-   Computer Task Group International, Inc.                Delaware
-   Computer Task Group Europe B.V. (a subsidiary          The Netherlands
       of Computer Task Group International, Inc.)
-   Computer Task Group (U.K.) Ltd. (a subsidiary          United Kingdom
       of Computer Task Group Europe B.V.)
-   Computer Task Group Belgium N.V. (a subsidiary         Belgium
       of Computer Task Group Europe B.V.)
-   Rendeck Macro-4 Software B.V. (a subsidiary            The Netherlands
       of Computer Task Group Europe B.V.)
-   Computer Task Group of Luxembourg PSF (a subsidiary    Luxembourg
       of Computer Task Group, Incorporated)
-   Computer Task Group of Luxembourg S.A. (a subsidiary   Luxembourg
       of Computer Task Group Europe B.V.)


                                                                              67